EXHIBIT 10.42







                               AGREEMENT

     AGREEMENT, dated as of August 8, 1996, between SEER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and WELSH, CARSON, ANDERSON & STOWE VI L.P., a Delaware limited partnership (the "Guarantor").

     WHEREAS, the Guarantor is the owner of a majority of the outstanding Common Stock, $.01 par value ("Common Stock"), of the Company; and

     WHEREAS, the Company and the Guarantor have determined that it is critical to the financial condition of the Company that the Company enter into the Credit Agreement dated as of the date hereof (the "Credit Agreement") with NationsBank, N.A., a national banking association (the "Bank"), providing for a credit facility by the Bank to the Company in the maximum principal amount of $12,500,000; and

     WHEREAS, the Bank is unwilling to enter into the Credit Agreement or make loans thereunder to the Company unless such loans are guaranteed by the Guarantor; and

     WHEREAS, in order to protect and enhance its existing substantial equity investment in the Company and to ensure the Company's ongoing financial viability, the Guarantor has agreed to make an additional equity investment in the Company, pursuant to the Preferred Stock Purchase Agreement, dated on or about the date hereof, between the Company, the Guarantor and the several other purchasers named therein (the "Purchase Agreement"), and is willing to assume additional financial risk in its role as stockholder by giving certain guaranties with respect to the loans to be made by the Bank to the Company under the Credit Agreement; and

     WHEREAS, in recognition of the additional financial risk that the Guarantor is assuming in its capacity as stockholder by making such guaranty (and not as compensation or a payment for any services or otherwise in connection with the pursuit of a trade or business), the Company is willing to issue to the Guarantor shares of its Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows:


                                    I.

                        ISSUANCE OF COMMON STOCK

     SECTION 1.01 Issuance of Common Stock. Upon the execution and delivery by the Guarantor of its guaranty in substantially the form annexed hereto as Exhibit A (the "Guaranty"), the Company agrees to issue to the Guarantor 75,000 shares of Common Stock (the "Shares") and to issue and deliver to the Guarantor stock certificates in definitive form, registered in the name of the Guarantor, representing the Shares.

     SECTION 1.02 Tax and Accounting Treatment. The Company and the Guarantor agree that for federal, state and local income tax, as well as for financial accounting, purposes the execution and delivery of the Guaranty and the issuance of the Shares by the Company to the Guarantor is a capital transaction and is not compensation or a payment for any services or otherwise in connection with the pursuit of a trade or business, and each hereby agrees to treat the issuance of the Shares in such manner for all such purposes, all to the maximum extent permitted by applicable law.


                                   II.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to the Guarantor as follows:

     SECTION 2.01 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse affect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares.

     SECTION 2.02  Authorization of Agreement, Etc.   (a)  The execution,
delivery and performance by the Company of this Agreement and the issuance, sale and delivery of the Shares, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or incumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries.

     (b) The Shares have been duly authorized and when issued in accordance with the terms of this Agreement will be validly issued and outstanding, fully paid and nonassessable shares of Common Stock. The issuance and delivery of the Shares are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

     SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     SECTION 2.04 Authorized Capital Stock. (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, immediately prior to giving effect to the issuance of the Shares as contemplated hereby, 11,481,992 shares of Common Stock and no shares of Preferred Stock are validly issued and outstanding, fully paid and nonassessable.

     (b) Except as set forth in the Company's Form 10-K for the 1995 fiscal year or the Company's Form 10-Q for the first quarter ended December 31, 1996 or the second quarter ended March 31, 1996, referred to in Section 2.06 of the Purchase Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.


                                  III.

               REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

     The Guarantor represents and warrants to the Company that it is acquiring the Shares, for its own account for purposes of investment and not with a view to or for sale in connection with any distribution thereof. The Guarantor further represents that it understands (i) that the Shares have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is otherwise exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. The Guarantor further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, affords the basis of sales of the Shares in limited amounts under certain conditions. The Guarantor acknowledges that it has had a full opportunity to request from the Company to review and has received all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated hereby. The Guarantor is an "Accredited Investor" within the meaning of Rule 501(a) of the Securities Act.


                                   IV.

                       AGREEMENTS OF THE COMPANY

     The Company covenants and agrees that any right to payment received by the Guarantor in respect of the loans made under the Credit Agreement and its guaranty thereof, whether by way of purchase, subrogation or otherwise, and regardless whether and to what extent the same shall be subordinated to other indebtedness to the Bank or shall have been waived pending certain events, may be applied, both as to principal and accrued and unpaid interest, dollar for dollar, by the Guarantor, as the purchase price of any equity securities offered by the Company to investors for cash. In addition, in the event that the Company shall be unable to make a payment under the Credit Agreement, the Guarantor shall have the right (but not the obligation) (i) to purchase additional equity securities of the Company and (ii) to require the Company to use the net proceeds of such purchase to make such payment of its obligations under the Credit Agreement. The equity securities so purchased shall be issued at fair value, based upon current market conditions for the issuance of equity securities. The Company shall use its best efforts to provide the Guarantor with sufficient notice in advance of a payment default under the Credit Agreement to enable the Guarantor to exercise its rights under this
Article IV.


                                    V.

                              MISCELLANEOUS

     SECTION 5.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 5.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Warrant and the issuance, sale and delivery of the Warrant Shares.

     SECTION 5.03 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.


     SECTION 5.04 Notices. All notices, requests, consent and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, or sent by a recognized courier service addressed as follows:

     If to the Company to it at:

          8000 Regency Parkway
          Cary, North Carolina  27511
          Attention:  President

     If to the Guarantor to it at:

          One World Financial Center
          Suite 3601
          New York, New York  10281
          Attention:  Robert A. Minicucci

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.

     SECTION 5.05 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5.06 Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 5.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in and the same instrument.


     IN WITNESS WHEREOF, the Company and the Guarantor have executed this Agreement as of the day and year first above written.


                                     SEER TECHNOLOGIES, INC.


                                    By____________________________

                                      Name:

                                      Title:


                                     WELSH, CARSON, ANDERSON &
                                       STOWE VI, L.P.

                                    By WCAS VI Partners, L.P., General
                                       Partner


                                    By____________________________

                                       General Partner





                               EXHIBIT A

                                GUARANTY

     THIS GUARANTY AGREEMENT dated as of July 15, 1996 (the "Guaranty") is made by Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership (the "Guarantor"), in favor of NATIONSBANK, N.A., a national banking association (the "Bank").


                                RECITALS

     A. Seer Technologies, Inc., a Delaware corporation (the "Borrower"), has requested the Bank to extend a line of credit in the aggregate principal amount of $12,500,000 (the "Line of Credit") to the Borrower.

     B. As a condition to the Bank extending the Line of Credit to the Borrower, the Guarantor is required, among other things, to execute and deliver this Guaranty.

     C. The Guarantor has reviewed all notes, documents, agreements, instruments and certificates furnished by or on behalf of the Borrower or the Guarantor in connection with the Line of Credit (all of the foregoing with extensions, renewals and amendments thereof, being collectively herein called the "Financing Documents") and the Guarantor has determined that its execution and delivery of this Guaranty and the execution of the Financing Documents by the parties to them will either directly or indirectly benefit the Guarantor.


                                AGREEMENT

     As an inducement to the Bank to enter into the transactions contemplated by the Financing Documents, the Guarantor agrees with the Bank as follows.

     1. The Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Indebtedness (hereinafter defined). Upon failure by the Borrower to pay the Guaranteed Indebtedness when due (whether upon maturity, acceleration or otherwise), the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified by the Bank.

     2. Definition of Guaranteed Indebtedness. The term "Guaranteed Indebtedness," as used herein, means: (i) the indebtedness evidenced by that certain promissory note (as the same may hereafter be renewed, extended, amended, modified, supplemented, and/or restated from time to time and at any time, with or without notice to the Guarantor, herein called the "Note" dated July 15, 1996, in the principal amount of $12,500,000.00, executed by the Borrower, payable to the order of the Bank; (ii) interest on the indebtedness evidenced by the Note, whether accruing before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Borrower and the Guarantor and whether or not allowed in such case, proceeding or other action; (iii) any and all costs, attorneys fees, and expenses incurred by the Bank in enforcing this Guaranty; and (iv) any renewal or extension of the indebtedness, costs, fees, or expenses described in (i) through (iii) preceding, or any part thereof.

     3. Continuing Guaranty. This Guaranty is a continuing and irrevocable guaranty and the circumstance that at any time or from time to time the Guaranteed Indebtedness may be paid in full shall not affect the obligations of the Guarantor with respect to Guaranteed Indebtedness thereafter incurred by the Borrower to Bank.

     4. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, and the Guarantor, to the maximum extent permitted by applicable law, hereby waives any defense to any of its obligations hereunder that might otherwise be available to it on account of:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other guarantor under any Financing Document, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to any Financing Document;

        (iii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or any liability of any third party, for any obligation of the Borrower under any Financing Document;

         (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor or any of its assets or any release or discharge of any obligation of the Borrower or any other guarantor contained in any Financing Document;

          (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower or the Bank, whether or not arising in connection herewith or with any Financing Document; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against the Borrower or any other guarantor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Indebtedness;

        (vii) any other act or omission to act or delay of any kind by the Borrower, or the Bank or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder;

       (viii) the absence of any attempt to collect any of the Guaranteed Indebtedness from the Borrower or from any other guarantor or any other action to enforce the same or the election of any remedy by the Bank; or

         (ix)  any suretyship laws of the State of North Carolina.

     5. Reinstatement In Certain Circumstances. If at any time an payment of the Guaranteed Indebtedness is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     6. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Bank against the Borrower or any other guarantor or any property subject to any security interest, pledge, lien, assignment or against securing any obligations of the Borrower or the Guarantor.

     7. Waiver of Subrogation. Until the final payment in full of the Guaranteed Indebtedness, the Guarantor shall not exercise any rights against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise.

     8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any Financing Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Bank.

     9. Insolvency. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or the insolvency of the Guarantor, or the inability of the Borrower or the Guarantor to pay debts as they mature, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the institution of any proceeding by or against the Borrower or the Guarantor alleging that the Borrower or the Guarantor is insolvent or unable to pay debts as they mature, and if such event shall occur at a time when any of the Guaranteed Indebtedness may not then be due and payable, the Guarantor will pay to the Bank forthwith the full amount which would be payable hereunder by the Guarantor if all Guaranteed Indebtedness were then due and payable.

    10. Limit of Liability. The obligations of the Guarantor hereunder shall be limited to the largest amount that would not render its obligations hereunder and thereunder subject to avoidance under Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law.

    11. Representations and Warranties. The Guarantor represents and warrants to the Bank that:

          (i) Partnership Existence and Power. The Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign limited partnership licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to have such license, authorization, consent, approval or qualification, as the case may be, in the aggregate, could have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

         (ii) Partnership and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty are within the power of the Guarantor, have been duly authorized by all necessary partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or partnership agreement of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument that is material, individually or in the aggregate, to the business of the Guarantor and that is binding upon the Guarantor or result in any asset of the Guarantor being subject to any security interest, pledge, lien, assignment or setoff.

        (iii) Binding Effect. This Guaranty constitutes a valid and binding agreement of the Guarantor.

     12.  Covenants.  The Guarantor hereby covenants to the Bank as follows:

     (a) Financial Information. As soon as available but in any event not later than 90 days after the end of each fiscal year of the Guarantor, the Guarantor shall deliver to the Bank copies of the audited financial statements of the Guarantor consisting of at least the balance sheet, statement of operations, with related notes specifying significant accounting practices and their impact on such financial statements and schedules as at and for the year then ended for the Guarantor, certified by a firm of independent certified public accountants. Within 45 days after the end of each of the first three quarters of the fiscal year of the Guarantor, the Guarantor shall deliver to the Bank copies of the unaudited financial statements of the Guarantor. The Guarantor shall also furnish to the Bank any other documents or information which the Bank may from time to time reasonably request.

     (b) Liquidity Covenant. The Guarantor will ensure that at any time and from time to time until all of the Guaranteed Obligations have been paid in full the aggregate fair market value of the Guarantor's assets (including non-restricted marketable securities and restricted securities readily salable pursuant to Rule 144 under the Securities Act of 1933, as amended) that are readily available to pay the Guaranteed Indebtedness is sufficient to pay the Guaranteed Indebtedness in full together with any of the other indebtedness or contingent liabilities of the Guarantor, and forthwith upon any amount becoming due and payable hereunder will take all steps necessary to liquidate or otherwise apply such assets and call cash capital contributions in an amount sufficient, and use the proceeds thereof, to pay the Guaranteed Indebtedness in full.

     13. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile transmission number set forth on the signature pages hereof or such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this paragraph and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified pursuant to this paragraph and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the malls with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified pursuant to this paragraph.

     14. No Waiver. No failure or delay by the Bank in exercising any right, power or privilege under any Financing Document shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     15. Amendments and Waivers. Any provision of this guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor and is consented to in writing by the Bank.

     16. Successors and Assigns. This Guaranty is for the benefit of the Bank, and its successors and assigns and in the event of an assignment of the Guaranteed Indebtedness, the rights hereunder, to the extent applicable to the Guaranteed Indebtedness so assigned, may be transferred with such Guaranteed Indebtedness. All of the provisions of this Guaranty shall be binding upon the parties hereto and their respective successors and assigns, except that the Guarantor may not assign or transfer any of its rights or obligations under this Guaranty.

     17. Counterparts. This Guaranty may be signed m any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signature thereto and hereto were upon the same instrument.

     18. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH CAROLINA. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA AND OF ANY NORTH CAROLINA STATE COURT SITTING IN DALLAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HERE. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY THE MAILING OF SUCH PROCESS TO IT IN ACCORDANCE WITH PARAGRAPH 10. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     19.  Notice of Final Agreement.  THIS WRITTEN GUARANTY AND THE
FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     THIS GUARANTY is executed as of the date first above written.

                                      "GUARANTOR"

                                       WELSH, CARSON, ANDERSON & STOWE VI,
                                       L.P., a Delaware limited partnership


                                       By:  WCAS VI PARTNERS, General Partner


                                       By: _________________, General Partner
                                          Name:	________________________

                                          Address:

                                          Telephone Number:

                                          Facsimile Transmission
                                             Number:


     Executed by the Bank for the purpose of the Notice of Final Agreement set forth above.



                                      "BANK"

                                       NATIONSBANK, N.A., a national
                                       banking association

                                          By:
                                          Name:
                                          Title:

                                          Address: c/o NationsBank of Texas,
                                                   N.A.
                                                   901 Main Street, 67th Floor
                                                   Dallas, Texas 75202

                                          Telephone Number: (214) 508-3347
                                          Facsimile Transmission
                                              Number:       (214) 508-0980